Exhibit 99.1

February 17 - 18, 2022 1 KBW Winter Financial Services Symposium

F o r w a r d L oo k i n g S t a t eme nt s 2 Certain statements contained in this presentation are not historical facts and may constitute forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward - looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate, ”assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regard the potential effects of the COVID - 19 pandemic on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward - looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward - looking statements as a result of, among other factors, ongoing disruptions due to the COVID - 19 pandemic, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic - related legislative and regulatory initiatives and programs; and turbulence in capital and debt markets; and the risks outlined in the Company’s Annual Report on Form 10 - K, as updated by its Quarterly Reports on Form 10 - Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward - looking statement to reflect circumstances or events that occur after the date the forward - looking statements are made.

x One of the largest publicly traded community banks in New England with an established presence in two attractive metropolitan markets. x Experienced management team and board. x Proven operating results. x Demonstrated organic growth and a proven acquirer. x Desirable commercial platform with a deep knowledge of operating markets. 3 x Solid asset quality supported by a strong credit culture and effective enterprise risk management . x Committed to a strong regulatory capital position . x Well - positioned to take advantage of market disruptions due to recent acquisitions. x Continuing to invest in people and technology for the long term. Investment Highlights

About Us Brookline Bancorp, Inc. (NASDAQ: BRKL), headquartered in Boston, Massachusetts, initially went public in November 1997 and completed its second - step conversion in July 2002. Multi - bank structure retains local - bank orientation while operating on a common back office platform for efficiency. Our Banks: Brookline Bank established in 1871; celebrating 151 years. Bank Rhode Island established in 1996; acquired in 2012. 4Q21 Assets $8.6 billion ROA 1.35% ROATE 13.84% NIM 3.52% Efficiency 52.23% Tangible Comm on 9.87% 4

Organizational Structure

December 2021

Brookline Bancorp, Inc.

Brookline Bank

- Assets: $5.6 billion
- Loans: $4.9 billion
- Deposits: $4.6 billion
- Branches: 30
- Inclusive of Eastern Funding

Darryl J. Fess

Bank Rhode Island

- Assets: $3.2 billion
- Loans: $2.3 billion
- Deposits: $2.7 billion
- Branches: 20
- Inclusive of Macrolease

Mark J. Meiklejohn

Eastern Funding

- Nationwide Equipment Financing
- Laundry & Specialty Vehicle
- Loans: $1 billion, included in Brookline Bank assets and loan totals

Michael Fanger

Macrolease

- Nationwide Equipment Financing
- Fitness Equipment
- Loans: $171 million, included in Bank Rhode Island assets and loan totals

Paul Vecker

Clarendon Private

- Boston-based investment and wealth management advisory service for individuals, families, endowments and foundations.
- Private banking provided through each bank.
- Introduced in 4Q 2021.

Marc A. White

Credit, Compliance, Facilities, Finance, Human Resources, Legal and Operations are managed centrally.

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Experienced Management Team

	Years with Brookline	Years in Banking
Paul A. Perrault, Chairman and CEO, Brookline Bancorp, Inc. Paul was appointed President and CEO of Brookline Bancorp in 2011. He was appointed President and CEO of Brookline Bank in 2009. Previously Paul served as CEO of Sovereign Bancorp and Chairman and CEO of Chittenden Corporation.	13	47
Carl M. Carlson, Co-President, Chief Financial and Strategy Officer Carl joined the Company in April 2014 as CFO and Treasurer. Previously served as SVP and Deputy CFO at Webster Financial Corporation and SVP Strategic Planning and Corporate Development at North Fork Bancorporation.	8	36
Michael W. McCurdy, Co-President, Chief Operations Officer Michael joined the Company in August 2011 as General Counsel and Corporate Secretary. Appointed Chief Risk Officer in July 2013. Previously served as EVP, General Counsel and Director of Retail Banking for Danversbank and President and CEO of BankMalden.	11	21
M.Robert Rose, Chief Credit Officer Robert joined the Company in April 2009 as Chief Credit Officer. Previously served as the Chief Credit Risk Management Officer and Chief Risk Officer at Sovereign Bank. Robert also held senior credit and risk management positions at Bank of Boston/Fleet and BayBanks.	13	46
	Average	38

BROOKLINE BANCORP
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People and Technology 7 People • Actively recruit and add talent to core business lines. • Evaluate opportunities with the Company’s market following recent merger activity. Technology – Recent Significant Projects • Introduced a new Online and Mobile Banking Platform for consumer and small business customers. • Cybersecurity investments to further enhance data security while fortifying system availability. • Introduced Zelle for person - to - person payments. • Upgraded our ATM network over the past two years. • Made further strides toward a wholly paperless operation with imaging of all loan documents. • Continuous enhancements to our Cash Management platform. • Conversion of loan origination system at Eastern Funding. • Continue to expand the application of eSign capabilities across the organization. • Enhanced Personal and Business Financial Management capabilities for online and mobile customers enabling account aggregation, budgeting and goal setting, as well as, cash flow management and forecasting.

x Solid quarterly net income of $28.5 million and EPS of $0.37. x Core loans (excluding PPP) grew $315 million or 4.7% during the quarter. x Deposits (excluding brokered) grew $197 million or 2.9% during the quarter. x Net interest margin of 3.52%. x Provision for credit losses of $751 thousand in Q4 compared to a $3.1 million reserve release in Q3. x The reserve for loan losses represents a coverage ratio of 140 basis points on non - PPP loans. 8 x Strong lending originations led to a strong quarter for fee income driven by customer swaps and gain on sale of loans (participations). x Lending pipelines remain strong across all business lines. x Credit quality and the economic environment continued to improve during the quarter. At year end, loans of $38.1 million had modifications under the CARES Act. x PPP loans declined $93 million during the quarter and ended the year at $68 million. x Q4 Efficiency ratio of 52.23%. Record annual earnings of $115.4 million and earnings per share of $1.48.

Summary Income Statement

$m, except per share amts	Linked Quarter (LQ) 4Q21	3Q21	Δ	%Δ	Year over Year (YoY) 4Q20	Δ	%Δ
Net interest income	$ 71.5	$ 70.7	$ 0.8	1%	$ 68.2	$ 3.3	5%
Noninterest income	10.7	5.6	5.1	91%	4.2	6.5	155%
Security gains (losses)	-	-	-	-	-	-	-
Total Revenue	82.2	76.3	5.9	8%	72.4	9.8	14%
Noninterest expense	42.9	40.9	2.0	5%	40.0	2.9	7%
Pretax, Preprov. Net Rev.	39.3	35.4	3.9	11%	32.4	6.9	21%
Provision for credit losses	0.8	(3.1)	3.9	-126%	(2.1)	2.9	-138%
Pretax income	38.5	38.5	0.0	0%	34.5	4.0	12%
Provision for taxes	10.0	9.7	0.3	3%	7.8	2.2	28%
Net Income	$ 28.5	$ 28.8	$ (0.3)	-1%	$ 26.7	$ 1.8	7%
EPS	$ 0.37	$ 0.37	$ -	0%	$ 0.34	$ 0.03	9%
Avg diluted shares (000s)	77,864	78,241	(377)	0%	78,681	(817)	-1%
Return on Assets	1.35%	1.38%	-0.03%		1.20%	0.15%	
Return on Tangible Equity	13.83%	14.15%	-0.32%		13.79%	0.04%	
Net Interest Margin	3.52%	3.53%	-0.01%		3.23%	0.29%	
Efficiency Ratio	52.23%	53.64%	-1.41%		55.27%	-3.04%	

- Net Income of $28.5 million or $0.37 per share.
- Net interest income increased $0.8 million on loan volumes and lower funding costs partially offset by lower interest and fees from PPP.
- Fee income increased $5.1 million from Q3 driven by higher derivative and loan participation volumes.
- Expenses increased $2.0 million due to higher compensation and incentive costs.
- Pretax, Pre-provision net revenue increased $3.9 million or 11% from the prior quarter.
- The Provision for credit losses was $0.8 million for the quarter driven by strong loan growth.

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M a r gi n – Y i e ld s a n d C o st s Estimated PPP Impact: 4Q21 Prior Quarter LQ Δ PPP Loans $ 120 $ 4.1 Loans, excl. PPP 6,955 69.5 E arn i n g A ss e t s , e x c l . PP P 7 , 93 4 72 . 9 N e t I n t e r e s t I n c . , e x c l . PP P 7 , 93 4 67 . 4 13.20% 4.00% 3.68% 3.37% $ 262 $ 5.8 6,724 68.6 7,687 72.0 7,687 65.0 8.66% 4.08% 3.75% 3.36% $ (141) $ (1.7) 230 0.9 246 0.9 246 2.4 4.54% - 0.08% - 0.07% 0.02% Estimated PPP Margin Impact 0.15% 0.17% - 0.02% Add Back FHLB Prepayment Fees recorded in Borrowings: FHLB Prepayment Fees - - 0.00% 7,687 0.9 0.05% Margin excluding PPP and FHLB Prepayment Fees 3.37% 3.41% - 0.04% 4 Q 21 P r i o r Quar t er L Q Δ $ millions Avg Bal Interest Yield Avg Bal Interest Yield A v g B a l Interest Yield Loans $ 7,075 $ 73.6 4.16% $ 6,986 $ 74.4 4.26% $ 8 9 $ (0.8) - 0.10% Investments & earning cash 979 3.4 1.38% 963 3.4 1.40% 1 6 - - 0.02% Interest Earning Assets $ 8 , 05 4 $ 77.0 3.82% $ 7 , 94 9 $ 77.8 3.91% $ 105 $ (0.8) - 0.09% Interest bearing deposits $ 5 , 10 3 $ 4.1 0.32% $ 5 , 05 1 $ 4.6 0.36% $ 52 $ (0.5) - 0.04% Borrowings 27 3 1.4 2.05% 27 9 2.4 3.40% (6) (1.0) - 1.35% Interest Bearing Liabilities $ 5 , 37 6 $ 5.5 0.40% $ 5 , 33 0 $ 7.0 0.52% $ 46 $ (1.5) - 0.12% Net interest spread 3.42% 3.39% 0.03% Net interest income, TEB / Margin $ 71.5 3.52% $ 70.8 3.53% $ 0.7 - 0.01% LESS: Tax Equivilent Basis (TEB) Adj. - 0.1 - Net Interest Income $ 71.5 $ 70.7 $ 0.7 10

Summary Balance Sheet

$m, except per share amts	Linked Quarter (LQ) 4Q21	3Q21	Δ	%Δ annual.	Year over Year (YoY) 4Q20	Δ	%Δ
Gross Loans, investment	$ 7,154	$ 6,932	$ 222	13%	$ 7,269	$ (115)	-2%
Allowance for loan losses	(99)	(103)	4	-16%	(114)	15	-13%
Net Loans	7,055	6,829	226	13%	7,155	(100)	-1%
Securities	721	732	(11)	-6%	746	(25)	-3%
Cash & equivalents	328	239	89	149%	435	(107)	-25%
Intangibles	163	163	-	0%	164	(1)	-1%
Other assets	336	350	(14)	-16%	442	(106)	-24%
Total Assets	$ 8,603	$ 8,313	$ 290	14%	$ 8,942	$ (339)	-4%
Deposits	$ 7,050	$ 6,873	$ 177	10%	$ 6,911	$ 139	2%
Borrowings	357	268	89	133%	820	(463)	-56%
Reserve for unfunded loans	15	13	2	62%	13	2	15%
Other Liabilities	186	180	6	13%	256	(70)	-27%
Total Liabilities	7,608	7,334	274	15%	8,000	(392)	-5%
Stockholders' Equity	995	979	16	7%	942	53	6%
Total Liabilities & Equity	$ 8,603	$ 8,313	$ 290	14%	$ 8,942	$ 943	11%
TBV per share	$ 10.73	$ 10.51	$ 0.22	8%	$ 9.96	$ 0.77	8%
Actual shares outstanding (000)	77,613	77,608	5	0%	78,141	(528)	-1%
Tang. Equity / Tang. Assets	9.87%	10.01%	-0.14%		8.86%	1.01%	
Loans / Deposits	101.48%	100.86%	0.62%		105.18%	-3.70%	
ALLL / Gross Loans	1.38%	1.48%	-0.10%		1.57%	-0.19%	
ALLL / Loans excl PPP	**1.40%**	**1.51%**	**-0.11%**		**1.69%**	**-0.29%**	

- Loans increased $222 million in the quarter driven by strong core net loan growth.
- Allowance for Loan Losses declined $4 million due to improving credit environment and economic outlook.
- ALLL coverage of 1.40% (excluding PPP loans).
- Deposits increased $177 million as core deposits continued to grow.
- Borrowings increased $89 million to maintain liquidity targets.

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L oa n a n d D e po s i t C o m po s i t io n Loans 16% 16% 57% 1% 10% C R E C &I P P P Eq u i p me nt C o n s u m e r 27% 9% 13% 33% 16% D e po s i t s 2% D D A N OW Sav i ngs M M k t C D s B r k d 12 $ milli o n s 4Q21 3Q21 Δ %Δ an. 4Q20 Δ %Δ CRE $ 4,103 $ 3,909 $ 194 20% 3,824 $ 279 7% Commercial 713 624 89 57% 693 20 3% N S PPP Loans 68 161 (93) - 231% 489 (421) - 86% L O A Equipment Finance 1,106 1,085 21 8% 1,092 14 1% Consumer 1,164 1,153 11 4% 1,171 (7) - 1% Total Loans $ 7,154 $ 6,932 $ 222 13% $ 7,269 $ (115) - 2% Demand deposits $ 1,888 $ 1,816 $ 72 16% 1,592 $ 296 19% NOW 604 513 91 71% 514 90 18% IT S Savings 916 823 93 45% 702 214 30% P O S Money market 2,358 2,393 (35) - 6% 2,019 339 17% D E CDs 1,118 1,142 (24) - 8% 1,390 (272) - 20% Brokered deposits 166 186 (20) - 43% 694 (528) - 76% Total Deposits $ 7,050 $ 6,873 $ 177 10% $ 6,911 $ 139 2% Linked Quarter (LQ) Year over Year (YoY) ▪ Total loans increased $222 million driven by $315 million in core loan growth as PPP loans declined $93 million in the quarter. ▪ Total deposits increased $177 million as brokered deposits declined $20 million. ▪ Solid growth in non - maturity accounts as customers continue to shift funds from CD products.

S B A G u a r a nt ee d PP P L oa n s ▪ $93 million in SBA - PPP loan satisfactions in the quarter. ▪ Anticipate the remaining $68 million in SBA - PPP loans to be largely satisfied during Q1 2022. ▪ As of December 31, 2021 there were $1.7 million in net deferred fees to be amortized into income. As of: 12/31/2021 * Fees, net of deferred costs, amortized over the life of the loan and accelerate on loan satisfaction. $ millions Brookline Bank Bank Rhode Island B r oo k li n e Bancorp PPP Loans Outstanding $ 29.4 $ 38.3 $ 67.7 2 Year 0.7 12.0 12.7 5 Year 28.7 26.3 55.0 # Loans (actual) 99 79 178 Avg Loan Size ($000) $297.0 $484.8 $380.3 Unamortized Fees * $ 0.9 $ 0.8 $ 1.7 2 Year - - - 5 Year 0.9 0.8 1.7 13

Customer and Community Support – Modified Loan Payments As of: 12/31/2021 Portfolio Current CARES Modifications $ millions 4Q21 # Loans Modified % of Port. CRE $ 3,431 6 $ 19 0.6% Commercial** 1,274 - - 0.0% Equipment Finance** 1,217 92 19 1.6% Consumer 1,164 - - 0.0% Subtotal $ 7,086 98 $ 38 0.5% 0 . 0% 0 . 5% SBA - PPP Loans 68 - - Total Gross Loans $ 7,154 98 $ 38 ** Commercial and Equipment Finance includes Owner Occupied Commercial Real Estate. ▪ $38 million in loans modified under the CARES Act. ▪ Loans previously modified are closely monitored to evaluate ongoing strength . 14

L oa n M odi f i c a t io n s – S ec t o r s o f Int e r e st ▪ Credit quality and the economic environment continued to improve during the quarter. $ millions 4Q21 # Loans Modified % of Sector EF Core - Laundry, etc. $ 699 58 $ 4 0.6% Macrolease - Fitness Equip. 171 19 12 7.0% Specialty Vehicle - Tow, etc. 347 14 4 1.2% Retail (CRE) 527 4 11 2.1% Office 638 1 5 0.8% Selected Sectors $ 2,382 96 $ 36 1.5% Other 4,772 2 2 0.0% TOTAL $ 7,154 98 $ 38 0.5% As of: 12/31/2021 P o r t fo li o Current CARES Modifications 15

C api t a l S tr e n g t h 16 ▪ As of December 31, 2021, the Company maintained capital well above regulatory “well capitalized” requirements. ▪ On November 15, 2021, the Company announced a $20 million stock buyback program authorizing management to repurchase stock through December 31, 2022. During the fourth quarter no shares were repurchased. p r e limi na r y e s t im a t e s * Regulatory BASEL III Requirements Brookline Board Policy Limits Capital in Excess of "Well Capitalized" $ milli o n s Dec - 21 Minimum "Well C ap i t a li ze d " Policy M i n i m u m s Op e ra t i n g Targets Excess Ratio E x c e ss C ap i t al Tier 1 Common / RWA 12.0% ≥ 4.5% ≥ 6.5% ≥ 7.5% ≥ 8.0% 5.5% $ 381.3 Tier 1 / RWA 12.1% ≥ 6.0% ≥ 8.0% ≥ 9.0% ≥ 9.5% 4.1% $ 286.2 Total Risk Based Capital 14.4% ≥ 8.0% ≥ 10.0% ≥ 11.0% ≥ 11.5% 4.4% $ 308.1 Leverage Ratio 10.2% ≥ 5.0% ≥ 5.0% ≥ 5.5% ≥ 6.0% 5.2% $ 429.6 * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings.

R e g u la r Di v id e n d s P e r S h a r e The Board of Directors announced a dividend of $0.125 per share payable February 25, 2022 to stockholders of record on February 11, 2022. 0 . 0 4 6 17 $0 . 0 9 6 $0 . 1 1 0 $0 . 2 1 0 $0 . 3 1 6 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 4 0 $0 . 3 5 5 $0 . 3 6 0 $0 . 3 6 0 $0 . 3 9 5 $0 . 4 4 0 $0 . 4 6 0 $0 . 4 8 0 $0 . 1 2 5 199 8 199 9 200 0 200 1 200 2 200 3 200 4 200 5 200 6 200 7 200 8 200 9 201 0 201 1 201 2 201 3 201 4 201 5 201 6 201 7 201 8 201 9 202 0 202 1 Q 1'22

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